EXECUTION COPY
                                                                  --------------

                            INDEMNIFICATION AGREEMENT
                            -------------------------

           THIS INDEMNIFICATION AGREEMENT (this "AGREEMENT") is entered into as of the 28th day of March 2005, by and among Atlantic Realty Trust ("Seller") and Kimco Realty Corporation ("Buyer").

                                    RECITALS

           A. Buyer and Seller have entered into exclusive good faith negotiations of a Purchase and Sale Agreement ("Purchase and Sale Agreement"), in connection with that certain property commonly known as Hylan Plaza Shopping Center located in Staten Island, New York (collectively with the land and improvements thereon, the "Property").

           B. Buyer desires to conduct the Property Diligence (as defined below) on the terms and conditions provided herein.

           C. Seller is willing to permit Buyer to do the Property Diligence on the terms and conditions provided herein.

           NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    AGREEMENT

                  PROPERTY DILIGENCE. Seller hereby agrees to permit Buyer and its representatives to enter onto the Property to conduct due diligence on the Property including, without limitation, inspecting and performing tests upon the Property (including, without limitation, environmental, including "Phase II" environmental testing, structural, engineering and other tests) (collectively, the "Property Diligence"). Buyer shall be exclusively responsible for all of its and its representative's costs and fees associated with its investigation and review of the Property. Buyer shall conduct and shall cause its representatives to conduct any inspections and reviews in a commercially reasonable, prudent and professional manner and in compliance with all applicable laws. A representative of Seller may, at its option, be present during any inspections or reviews of the property. Buyer agrees to repair promptly any damage or disturbance Buyer or its representatives shall cause to the Property. Nothing in this Agreement shall preclude Buyer or its representatives from complying with any express legal obligation to report environmental violations or other circumstances existing at the Property to any governmental authority (to the extent that Buyer can prove that such an obligation exists) and such compliance alone shall not be the basis for any liability to Buyer hereunder.

                  BUYER'S INDEMNIFICATION OF SELLER. Buyer shall indemnify, defend and hold Seller harmless from any and all claims, damages, costs and liability resulting directly from Buyer or its representatives conducting the Property Diligence in a manner that does not comply with the requirements of
Section 1 above, except to the extent the same is caused by Seller's gross negligence or willful misconduct; provided, that in no event shall Buyer be liable for consequential, punitive, or special damages. Buyer shall exercise commercially reasonable efforts to minimize disruption to the tenants of the Property in connection with the Property Diligence and

Buyer's or its representative's activities. No consent by Seller to any such activity shall be deemed to constitute a waiver by Seller or the assumption of liability or risk by Seller.

                  NO LIENS CREATED BY BUYER. Buyer shall not permit any mechanic's or materialman's liens or any other liens to attach to the Property by reason of the performance of the Property Diligence or the purchase of any materials by Buyer or Buyer's representatives in connection with the Property Diligence.

                  CONFIDENTIALITY. Buyer agrees to treat any information concerning the Property furnished by the Seller or obtained by the Buyer in the course of its diligence activities pursuant to Section 1 (the "Confidential Material") strictly confidential. Except as required by law, neither Buyer nor any of it employees, officers, directors, agents, advisors or representatives ("Representatives") shall disclose any Confidential Material to any other person. The term "Confidential Material" does not include information which (i) is already in Buyer's possession, provided that such information is not subject to another confidentiality agreement with or other obligation of secrecy to the Seller, (ii) becomes generally available to the public other than as a result of a disclosure, directly or indirectly, by Buyer or its Representatives, or (iii) becomes available to Buyer on a non-confidential basis from a source other than the Seller or its Representatives, provided that such source is not bound by a confidentiality agreement with or other obligation of secrecy to the Seller.

                  NOTICES. All notices, demands, requests and other communications required pursuant to the provisions of this Agreement ("Notice") shall be in writing and shall be delivered to the addresses set forth on the signature pages hereto.

                  EXCLUSIVE NEGOTIATIONS. During the period commencing on the date hereof and ending forty five days after the date hereof (such period, the "Exclusivity Period"), Seller will not, directly or through its officers, directors, employees, affiliates, brokers, investment bankers, attorneys and other agents and representatives (collectively, "Representatives"), solicit, encourage, engage in negotiations or discussions with, or furnish any confidential information or data to, any third party (other than Buyer) relating to a potential or actual proposal to acquire any of the capital stock or assets of the Seller, including the Property (an "Acquisition Proposal") and will cease and instruct its Representatives to immediately cease any such activities. Seller will promptly provide Buyer with any written Acquisition Proposals, and promptly inform Buyer of the material terms of any oral Acquisition Proposals, received by Seller or its Representatives during the Exclusivity Period.

                  BINDING EFFECT; NO OBLIGATION. This Agreement shall be binding upon and inure to the benefit of Seller and Buyer, and their respective heirs, personal representatives, successors and permitted assigns. Neither the execution of this Agreement nor any of the terms or conditions set forth herein shall create any obligation for Buyer to do any or all of the Property Diligence. Unless and until a definitive agreement between Seller and Buyer concerning the purchase and sale of the Property, Buyer will not be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this or any written or oral expression with respect to such a transaction by any of its directors, officers, employees, agents or any other representatives or its advisors, and has no obligation to continue to pursue such a transaction.


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


                  GOVERNING LAW AND VENUE. The laws of the state of New York shall govern the validity, construction, enforcement, and interpretation of this Agreement with respect to the Property, except for the conflict of law provisions thereof which would result in the application of the laws of another jurisdiction. All claims, disputes and other matters in question with respect to the Property arising out of or relating to this Agreement, or the breach thereof, shall be decided by proceedings instituted and litigated in a state or federal court for the district in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.

                  MULTIPLE COUNTERPARTS. This Agreement may be executed in a number of identical counterparts. If so executed, each of such counterparts is to be deemed an original for all purposes and all such counterparts shall, collectively, constitute one Agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterparts.

                  CONSTRUCTION. No provision of this Agreement shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Agreement; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

            NOW WHEREFORE, the parties hereto have executed this Agreement as of the date first set forth above.

                                      SELLER:
                                      -------
                                      ATLANTIC REALTY TRUST




                                      By:  /s/ Edwin R. Frankel
                                         --------------------
                                         Name:  Edwin R. Frankel
                                         Title: Chief Financial Officer

                                         Address for notices:

                                         Atlantic Realty Trust
                                         747 3rd Avenue
                                         New York, New York 10017
                                         Attention: Joel Pashcow

                                         With a copy to (which shall not consti-
                                         tute notice):

                                         Proskauer Rose LLP
                                         1585 Broadway
                                         New York, New York 10036-8200
                                         Attention: Peter M. Fass, Esq.





                 [Signature Page to Indemnification Agreement]

                                      BUYER:
                                      -----

                                      KIMCO REALTY CORPORATION


                                      By: /s/ Bruce M. Kauderer
                                         ----------------------
                                      Name:  BRUCE M. KAUDERER
                                      Title:  VICE PRESIDENT

                                      Address for notices:

                                      Kimco Realty Corporation
                                      3333 New Hyde Park Road
                                      New Hyde Park, New York 11042-0020
                                      Attention: General Counsel

                                      With a copy to (which shall not consti-
                                      tute notice):

                                      Wachtell, Lipton, Rosen & Katz
                                      51 West 52nd Street
                                      New York, NY 10019
                                      Attention: Adam O. Emmerich, Esq.




                 [Signature Page to Indemnification Agreement]